THIRD ADMINISTRATIVE AMENDMENT
                             TO
         AMERITECH CORPORATE RESOURCE DEFERRAL PLAN


     Pursuant to authority reserved to Ameritech Corporation (the "Company) by the provisions of the Ameritech Corporate Resource Deferral Plan (Effective as of December 1, 1995) (the "Plan"), the Plan is hereby amended effective as of September 30, 1996, as follows:

1. To delete the following at the end of the first sentence in subsection 3.1:

"but only if and to the extent he would have received an Employer Matching Contribution under the Savings Plan had no deferral election been made."

2. To delete subsection 3.2(a) in its entirety and to substitute the following therefor:

"(a) Supplemental Deferrals.  Each Senior Management
     Employee who is prevented from making a salary allotment under the Savings Plan due to the limitations imposed by any of sections 401(k), 401(m), 402(g), or 415 of the Code, and each Management Employee who is prevented from making a salary allotment under the Savings Plan due to the limitations of sections 401(m) and 415 of the Code, may elect, at such time and in such manner as the Plan Administrator may determine, to make a supplemental salary deferral in an amount equal to the allotments which he is prevented from making under the Savings Plan for such period; further, each Senior Management Employee and each Management Employee may also elect, prospectively, at such time and in such manner as the Plan Administrator may determine, to make a supplemental salary deferral of not less than 1% nor more than 12% (in multiples of 1%) of his Base Salary for any payroll period (or portion thereof) occurring after his Base Salary for that calendar year has reached the maximum limit under section 401(a)(17) of the Code (if any such Senior Management Employee or Management Employee has been making salary allotments to the Savings Plan during such calendar year, then for administrative convenience, the Plan Administrator may determine that it is appropriate that any such supplemental salary deferrals under the Plan by such Senior Management Employee or Management Employee shall be at the same percentage as the most recent salary allotments made under the Savings Plan by such Senior Management Employee or Management Employee unless such Senior Management Employee or Management Employee directs the Plan Administrator to use a different percentage); provided that no Senior Management Employee shall be permitted to make any supplemental salary deferral in any payroll period which would cause the aggregate of his supplemental salary deferrals and Base Salary deferrals for such payroll period to exceed the 25% limitation prescribed in subsection 3.1(b) above."

3. To delete subsection 3.2(b) in its entirety and to substitute the following therefor:

"(b) Senior Management Excess Savings Plan Credit. Subject to subsection 3.1, for each payroll period, each Senior Management Employee shall be credited with an "Excess Savings Plan Credit" in an amount equal to the lesser of:

     (i) 4-1/2% of his Base Salary and, to the extent such a Participant is in salary grade CR5 and participates in the Management Team Incentive
          Plan, his annual bonuses, for that period; or

     (ii) 75% of (A) his aggregate salary allotments under the Savings Plan during that period (including his annual bonuses to the extent such a Participant is in salary grade CR5 and participates in the Management Team Incentive Plan) and (B) base and supplemental salary deferrals under the Plan during that period;

     reduced by the amount of Employer Matching
     Contributions that he actually receives under the Savings Plan for that period."

4. To delete subsection 3.2(c) in its entirety and to substitute the following therefor:

"(c) Management Excess Savings Plan Credit. Subject to subsection 3.1, for each payroll period, each Management Employee shall be credited with an "Excess
     Savings Plan Credit" in an amount equal to the lesser of:

     (i) 4-1/2% of his Base Salary and, to the extent such a Participant participates in the Management Team
          Incentive Plan, his annual bonuses for that period; or

     (ii) 75% of (A) his aggregate salary allotments under the Savings Plan during that period (including his annual bonuses to the extent such a Participant participates in the Management Team Incentive
          Plan) and (B) supplemental salary deferrals under the Plan during that period;

     reduced by the amount of Employer Matching
     Contributions that he actually receives under the Savings Plan for that period."





Dated: October 24, 1996

                         AMERITECH CORPORATION



                         By: /s/ Walter M. Oliver
                             Senior Vice President-Human Resources

Concur:



/s/ T.P. Hester
Executive Vice President and
General Counsel